EXHIBIT 10.2

CONFIDENTIAL

June 30, 2004

Definitive Purchase Agreement

I.

Acquiring Entity

Sitestar Corporation (the “Buyer” “Sitestar”) incorporated in the State of Nevada, and/or an affiliate, will purchase the assets of (the “Purchase” or the “Transaction”) Network Management, Inc. (“Seller,” or the “Company”) incorporated in North Carolina (collectively the “Company”); its assets currently owned by Larry Aaron Thompson, Jr., Michele Rene Haynes, Magdalena Bottomley, Joseph Kyle and Marc Pumerantz (the “Owners”).

II.

Structure and Consideration

Buyer will acquire 100% of the Company’s dial-up Internet-related assets, including but not limited to: all customers, software, hard assets and intellectual property (trademarks, brands, trade names, customer lists, Web content, etc).  Buyer will not acquire any automobiles the company may have listed as assets.

III.

Company Representations and Warranties

a.

The Company provides multiple services to a residential and corporate customer base. Service offerings including dial up Internet access, web hosting, retail sales of products and services, information technology consulting and network installations.

b.

The Company will generate at least $51,284.26 in sales from Mt. Airy Networks operations for the FY 2004 calendar year.

c.

The Company has approximately 220 Internet access subscribers with an attrition rate of not greater than 20% per year.

d.

The Company’s hard assets (excluding the company vehicle) have a current fair market value of not less than $10,000.00 and are free and clear of any leans or encumbrances.

e.

The Company is in good standing with its creditors, employees and suppliers and is not currently party to any pending legal action.

CONFIDENTIAL

June 30, 2004

IV.

Purchase Consideration

Purchase consideration is based on the Company’s aggregate revenue, as adjusted for deferred revenue, number of subscribers, asset base and general financial performance reflecting the representations of the Company. Should the actual value differ from the values represented by the Company, the Purchase Price will be adjusted accordingly. Assets of the Company include all balance sheet items and other assets and intellectual property utilized in the operation of the business. A definitive list of assets shall be compiled and agreed upon by Buyer and Seller. All additional terms and conditions of the purchase consideration will be addressed in the definitive agreement.

a.

Buyer will not assume any of the Seller’s ongoing financial responsibilities.

b.

If any liens or encumbrances are found to be attached to the assets of the purchased assets, the value shall be deducted from the Purchase Consideration.

V.

Payment Structure

This Transaction will include the following components:

a.

Seller shall receive $30,000 less an adjustment for deferred revenue (portion of prepaid sales) over a period of thirty (30) months in equal monthly installments due on the 10th of the month.

b.

For value received, Seller will enter into a three-year Non-Compete Agreement.

c.

Any payments during the term of the agreement that are accepted by Seller on behalf of Sitestar may be deducted from total amount due and deducted from the monthly payments.

d.

Each party agrees to refer prospective customers to one another whenever possible.

VI.

Covenants

a.

Each party shall be responsible for their own legal and transactional expenses.

b.

Any debts incurred by the Company that are attached to assets must be disclosed and a portion of payments may be made directly to satisfy the outstanding debt.

CONFIDENTIAL

June 30, 2004

VII.

Employment/Non-Compete Contracts

a.

Included in the Purchase Price, Mr. Larry A. Thompson shall provide his services for a reasonable transition period, up to a maximum of thirty (30) days.  From that point forward, up to one year, Owners agree to be available to Sitestar management by telephone only on an as-needed basis.  Mr. Thompson may bill Sitestar an hourly rate of $45.00 for services performed after the 30 days as approved by Sitestar.

b.

Owners will be encouraged to continue to sign up new customers for Internet services based on Buyers rates and policies as an affiliate.

c.

Sitestar will require Owners to enter into a Non-Compete Contract pertaining to internet access services within the states of Virginia and North Carolina and bordering states for a period of thirty six (36) months: The terms and conditions of this agreement will be addressed during the due diligence period.

VIII.

Conduct of Business

From the date of your acceptance hereof, through the closing date, the Seller shall conduct its business only in the ordinary course and consistent with relationships and goodwill existing on the date hereof and promptly notify Buyer of any emergency or other change in the ordinary course of the Seller’s business.

IX.

Confidentiality

All matters related to this Transaction will be held in strict confidence by both Parties, excluding any disclosure requirements incurred by the Buyer.

X.

Intermediaries

a.

Buyer and the Company agree that no intermediaries have represented either party in the proposed Transaction.

XI

Emails

a.

Marc Pumerantz will be allowed to keep any existing email accounts presently used for at least 12 months.

CONFIDENTIAL

                                                                                               June 30, 2004

AGREED AND ACCEPTED:

Virginia Link Internet and Network Management, Inc.

Sitestar

By:  Larry Thompson, Jr.

/s/ Larry Thompson, Jr.

/s/ Frank R. Erhartic

President

Chairman & CEO

Virginia Link Internet and Network Management, Inc.

By:  Michele Rene Haynes

/s/ Michele Rene Haynes

Shareholder

Virginia Link Internet and Network Management, Inc.

By:  Magdalena Bottomley

/s/ Magdalena Bottomley

Shareholder

Virginia Link Internet and Network Management, Inc.

By:  Joseph Kyle

/s/ Joseph Kyle

Shareholder

Mount Airy Networks, LLC

By: Marc Pumerantz

_____________________

Shareholder